U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

UCN, INC.

(Exact name of registrant as specified in its charter)

0-26917

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14870 Pony Express Road, Bluffdale, Utah 84065

(Address of principal executive offices)

(801) 320-3300

(Registrant’s telephone number)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2007, UCN, Inc., entered into a placement agency agreement with Roth Capital Partners, LLC, pursuant to which Roth Capital agreed to act as UCN’s exclusive placement agent and to use its best efforts to arrange for the sale of 2,430,000 shares of UCN’s common stock in a registered direct public offering. Assuming the sale of all of the shares of common stock in the offering, at the closing of the offering the Company will pay Roth Capital a fee equal to approximately $510,300 (6% of the gross proceeds from the sale of the securities) and reimburse Roth Capital’s expenses up to $40,000.

On September 11, 2007, UCN and certain institutional investors entered into individual subscription agreements, pursuant to which the Company agreed to sell an aggregate of 2,430,000 shares of its common stock to such investors. The purchase price per share of common stock is $3.50. The net proceeds to UCN from the registered direct public offering, after deducting placement agent fees and its estimated offering expenses, are expected to be approximately $7,884,700. The transaction is expected to close on September 14, 2007, subject to satisfaction of customary closing conditions.

The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on September 11, 2007, in connection with a takedown from UCN’s shelf registration statement on Form S-3 (File No. 333-144187), which became effective on July 13, 2007. A copy of the opinion of Parsons Behle & Latimer relating to the legality of the issuance and sale of the shares of common stock is attached as Exhibit 5.1 hereto.

The foregoing summaries of the terms of the placement agency agreement and the subscription agreements are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1 and 10.1, respectively, and are incorporated herein by reference. A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated September 11, 2007, by and between UCN, Inc., and Roth Capital Partners, LLC

5.1	Opinion of Parsons Behle & Latimer

10.1	Form of Subscription Agreement, dated September 11, 2007, entered into between UCN, Inc., and each investor in the offering

23.1	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)

99.1	Press Release dated September 11, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: September 11, 2007	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer

3